Exhibit 3.100
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
LAIDLAW WASTE SYSTEMS HOLDINGS, INC.
     Laidlaw Waste Systems Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
     DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of said corporation adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:
     RESOLVED, that the Certificate of Incorporation of Laidlaw Waste Systems Holdings, Inc. be amended by changing Article I thereof so that, as amended, said Article shall be and read as follows:
                    “Article I. The name of the corporation is Allied Waste Systems Holdings, Inc.”
     SECOND: That in lieu of a meeting and vote of the stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, Laidlaw Waste Systems Holdings, Inc. has caused this certificate to be signed by Peter S. Hathaway, its President, this 11th day of December, 1997.

Laidlaw Waste Systems Holdings, Inc.,
a Delaware corporation

By:	/s/ Peter S. Hathaway Peter S. Hathaway, President

[ILLEGIBLE]
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
* * * * *
     PEABODY SANITARY LANDFILL, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of said corporation, by unanimous consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:
RESOLVED, that the Certificate of Incorporation of Peabody Sanitary Landfill, Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:
“The name of the corporation is LAIDLAW WASTE SYSTEMS HOLDINGS, INC.”
     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders having given unanimous written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, said PEABODY SANITARY LANDFILL, INC. has caused this certificate to be signed by Leslie W. Haworth, its Vice-President, Finance and attested by Ivan R. Cairns, its Secretary this 6th day of September, 1988.

PEABODY SANITARY LANDFILL, INC.
By:

/s/ Leslie W. Haworth Vice-President, Finance

ATTEST:

By:

/s/ Ivan R. Cairns Secretary
[ILLEGIBLE]

CERTIFICATE OF INCORPORATION
OF
PEABODY SANITARY LANDFILL, INC.
     FIRST: The name of the corporation is Peabody Sanitary Landfill, Inc.
     SECOND: The registered office of the corporation in the State of Delaware is located at 1310 King Street, Wilmington, New Castle County, Delaware, and its registered agent is Prickett, Jones, Elliott & Kristol, P.A.
     THIRD: The nature of the business and the objects and purposes to be transacted, promoted and carried on are to do any or all of the things herein mentioned as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:
     To purchase, take, own, hold, deal in, mortgage or otherwise lien and to lease, sell, exchange, convey, transfer or in any manner whatever dispose of real property, within or without the State of Delaware.
     To manufacture, purchase or otherwise acquire and to hold, own, mortgage or otherwise lien, pledge, lease, sell, assign, exchange, transfer or in any manner dispose of, and to invest, deal and trade in and with goods, wares, merchandise and personal property of any and every class and description, within or without the State of Delaware.
     To acquire the good will, rights and property and to undertake the whole or any part of the assets and liabilities of any person, firm, association or corporation; to pay for the same in cash, the stock of this company, bonds or otherwise; to hold or in any manner to dispose of the whole or any part of the property so purchased; to conduct in any lawful manner the whole or any part of any business so acquired and to exercise all the powers necessary or convenient in and about the conduct and management of such business.
     To guarantee, purchase or otherwise acquire, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of shares of the capital stock, bonds or other evidences of indebtedness created by other corporations and while the holder of such stock to exercise all the rights and privileges of ownership, including the right to vote thereon, to the same extent as a natural person might or could do.
     To purchase or otherwise acquire, apply for, register, hold, use, sell or in any manner dispose of and to grant licenses or other rights in and in any manner deal with patents, inventions, improvements, processes, formulas, trademarks, trade names, rights and licenses secured under letters patent, copyrights or otherwise.

     To enter into, make and perform contracts of every kind for any lawful purpose, with any person, firm, association or corporation, town, city, county, body politic, state, territory, government or colony or dependency thereof.
     To borrow money for any of the purposes of the corporation and to draw, make, accept, endorse, discount, execute, issue, sell, pledge or otherwise dispose of promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable, transferable or non-transferable instruments and evidences of indebtedness and to secure the payment thereof and the interest thereon by mortgage or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation at the time owned or thereafter acquired.
     To purchase, hold, sell and transfer the shares of its capital stock.
     To have one or more offices and to conduct any or all of its operations and business and to promote its objects, within or without the State of Delaware, without restriction as to place or amount.
     To carry on any other business in connection therewith.
     To do any or all of the things herein set forth as principal, agent, contractor, trustee or otherwise, alone or in company with others.
     The objects and purposes specified herein shall be regarded as independent objects and purposes and, except where otherwise expressed, shall be in no way limited or restricted by reference to or inference from the terms of any other clause or paragraph of this certificate of incorporation.
     FOURTH: The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) capital shares with no par value.
     FIFTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any Court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such a manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such

STATE OF DELAWARE	:
: ss.
NEW CASTLE COUNTY	:
     BE IT REMEMBERED that on this 19 day of January, 1981, personally appeared before me, the subscriber, a Notary Public for the State and County aforesaid, Elizabeth S. Gregg, the party to the foregoing Certificate of Incorporation, known to me personally to be such and acknowledged the said Certificate to be her act and deed and that the facts therein stated were truly set forth.
GIVEN under my hand and seal of office the day and year aforesaid.

/s/ [ILLEGIBLE] NOTARY PUBLIC

INCORPORATOR’S STATEMENT
OF
PEABODY SANITARY LANDFILL, INC.

     The undersigned, being the sole incorporates of Peabody Sanitary Landfill, Inc., a Delaware corporation, hereby certifies that the following action was taken on the 19th day of January, A.D., 1981, in accordance with Section 108(c) of the General Corporation Law of the State of Delaware:
     (1) A copy of the Certificate of Incorporation of Peabody Sanitary Landfill, Inc., which certificate was filed on the 19th day of January, A.D. 1981, at 9:00 a.m. o’clock in the Office of the Secretary of State of the State of Delaware and recorded in the Office of the Recorder of Deeds in and for New Castle County, State of Delaware, on the 22nd day of January, A.D. 1981, was approved and a copy thereof shall be entered in full in the Minute Book of the Corporation.
     (2) The proposed By-Laws of Peabody Sanitary Landfill, Inc. for the management of the company’s property and the regulation and government of the affairs of the corporation were adopted and a copy thereof shall be entered in full in the Minute Book of the corporation.
     (3) The registered agent of the company shall be Prickett, Jones, Elliott & Kristol, and the registered office of the company in the State of Delaware shall be located at 1310 King Street, Wilmington, New Castle County, Delaware.
     (4) The following named individuals were named directors and shall serve, in accordance with the By-Laws until the next annual meeting:

Ronald S. Murray
Michael G. DeGroote
Leslie W. Haworth
David A. Higson
     (5) The Board of Directors was authorized and empowered to issue capital stock of the corporation up to the aggregate amount authorized by its Certificate of Incorporation, in such amounts and for such consideration in cash, property, or services rendered as from time to time shall be determined by the Board, and as may be permitted by law.

/s/ Elizabeth S. Gregg INCORPORATOR

STATE OF DELAWARE	:
: ss.
COUNTY OF NEW CASTLE	:
     SWORN TO AND SUBSCRIBED before me, a Notary Public, of the State and County aforesaid, on this 17 day of [ILLEGIBLE], A.D., 1981.

/s/ [ILLEGIBLE] NOTARY PUBLIC